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                                                                     EXHIBIT 4.4

      FORM OF PLAN OF ARRANGEMENT INCLUDING EXCHANGEABLE SHARE PROVISIONS

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 192
                    OF THE CANADA BUSINESS CORPORATIONS ACT

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

    In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

    "ADS ELECTED SHARE" means any BioChem Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Exchange Agent no later than the Election Deadline, to transfer to ExchangeCo under the Arrangement in exchange for a number of fully-paid and non-assessable Shire ADSs that is equal to the Exchange Ratio divided by three.

    "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

    "ARRANGEMENT" means the arrangement under Section 192 of the CBCA on the terms and subject to the conditions set forth in the Merger Agreement and this Plan of Arrangement and subject to any amendments or variations thereto made in accordance with Article VIII of the Merger Agreement or Article 6 hereof or made at the direction of the Court.

    "ARRANGEMENT RESOLUTION" means the special resolution to be passed by the BioChem Securityholders at the BioChem Securityholder Meeting, to be substantially in the form and content of Exhibit 1.3(b) to the Merger Agreement.

    "ARTICLES OF ARRANGEMENT" means the articles of arrangement of BioChem in respect of the Arrangement, required by the CBCA to be sent to the Director after the Final Order is made.

    "BIOCHEM" means BioChem Pharma Inc., a corporation existing under the laws of Canada.

    "BIOCHEM COMMON SHARES" means the common shares in the capital of BioChem outstanding from time to time, including all common shares issued on the exercise of BioChem Share Options and BioChem Warrants prior to the Effective Date.

    "BIOCHEM SECURITYHOLDERS" means, collectively, the holders of BioChem Common Shares, the holders of BioChem Share Options and the holders of BioChem Warrants, to the extent provided in or required by the Interim Order.

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    "BIOCHEM SECURITYHOLDER MEETING" means the special meeting of the BioChem
    Securityholders (including any adjournment thereof) that is to be convened and held as provided by the Interim Order to consider, and if deemed advisable to approve, the Arrangement.

    "BIOCHEM SHARE OPTION PLAN" means the share option plan for BioChem's directors, officers, employees and consultants.

    "BIOCHEM SHARE OPTIONS" means options to acquire BioChem Common Shares granted under the BioChem Share Option Plan.

    "BIOCHEM SHAREHOLDER" means a registered holder of BioChem Common Shares.

    "BIOCHEM WARRANTS" means the right to receive warrants in certain circumstances granted in favour of the Government of Canada giving the right to acquire BioChem Common Shares at an exercise price equal to the closing price on The Toronto Stock Exchange on the day prior to their issuance, the whole pursuant to an agreement dated March 31, 2000.

    "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of Montreal, Canada, the City of London, England and the City of New York, U.S.A.

    "CALL RIGHT DIVIDEND AMOUNT" has the meaning ascribed to that term in
    Section 5.3(a).

    "CALLCO" means 3829359 Canada Inc., a corporation existing under the laws of Canada and being a wholly-owned subsidiary of Shire.

    "CANADIAN RESIDENT" means a Person who is a resident of Canada for the purposes of the ITA.

    "CBCA" means the CANADA BUSINESS CORPORATIONS ACT, as now in effect and as may be amended from time to time prior to the Effective Date, including the regulations made thereunder.

    "CERTIFICATE" means the certificate of arrangement giving effect to the Arrangement, issued by the Director pursuant to subsection 192(7) of the CBCA after the Articles of Arrangement have been filed.

    "CLOSING DATE" has the meaning ascribed to that term in the Merger
    Agreement.

    "COURT" means the Superior Court of Quebec.

    "CURRENT MARKET PRICE" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "DIRECTOR" means the Director appointed under Section 260 of the CBCA.

    "DISSENT PROCEDURES" has the meaning ascribed to that term in Section 3.1.

    "DISSENTING SHAREHOLDER" means a holder of BioChem Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures.

    "DIVIDEND AMOUNT" has the meaning ascribed to that term in Section 5.1(a).

    "EFFECTIVE DATE" means the date upon which this Plan of Arrangement becomes effective as established by the date of issue shown on the Certificate.

    "EFFECTIVE TIME" means 12:01 a.m. (Montreal time) on the Effective Date.

    "ELECTION DEADLINE" means 5:00 p.m. (Montreal time) on the date which is two Business Days prior to the date of the BioChem Securityholder Meeting.

    "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint share company), firm, society or other enterprise, association, organization or entity.

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    "EXCHANGE AGENT" means General Trust of Canada at its offices at the addresses set out in the Letter of Transmittal and Election Form in its capacity as an exchange agent for the BioChem Common Shares under the Arrangement or such other trust company or other Entity that Shire may, in its reasonable discretion, choose as exchange agent.

    "EXCHANGE DATE" has the meaning ascribed to that term in Section 5.3(b).

    "EXCHANGE RATIO" means (i) 2.3517, if the Shire ADS Price is less than or equal to US$47.20; (ii) an amount determined by dividing US$37.00 by the Shire ADS Price and multiplying by three, if the Shire ADS Price is greater than US$47.20 and less than US$70.80; and (iii) 1.5678, if the Shire ADS Price is equal to or greater than US$70.80; provided that if, between the date of the Merger Agreement and the Effective Time, the outstanding BioChem Common Shares or Shire Ordinary Shares are changed into a different number or class of shares by reason of any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio will be adjusted appropriately to provide to the holders of BioChem Common Shares the same economic effect as contemplated hereby.

    "EXCHANGEABLE ELECTED SHARE" means any BioChem Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Exchange Agent no later than the Election Deadline, to transfer to ExchangeCo under the Arrangement in exchange for a number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio divided by three, or that is deemed to be an Exchangeable Elected Share pursuant to Section 2.2(d).

    "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of ExchangeCo.

    "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set forth in Appendix 1 hereto.

    "EXCHANGEABLE SHARE SUPPORT AGREEMENT" means the Exchangeable Share Support Agreement among Shire, CallCo and ExchangeCo, to be entered into in connection with this Plan of Arrangement.

    "EXCHANGEABLE SHARE VOTING EVENT" has the meaning attributed to that term in the Exchangeable Share Provisions.

    "EXCHANGECO" means Shire Acquisition Inc. (formerly 3829341 Canada Inc.), a corporation existing under the laws of Canada and being a wholly-owned subsidiary of Shire.

    "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" has the meaning attributed to that term in the Exchangeable Share Provisions.

    "FINAL ORDER" means the final order of the Court approving the Arrangement, following the application therefor contemplated by Section 1.3(e) of the Merger Agreement, as such order may be affirmed, amended or modified by the Court or by the highest court by which an appeal therefrom is heard at any time prior to the Effective Time.

    "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

    "HOLDER" means, when used with reference to any shares, options or warrants, the holders of such shares, options or warrants, respectively, shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof.

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    "INTERIM ORDER" means the interim order of the Court made in connection with the process for obtaining approval of the Arrangement and related matters following the application therefor contemplated by Section 1.3(a) of the Merger Agreement, as such order may be affirmed, amended or modified by the Court or by the highest court by which an appeal therefrom is heard at any time prior to the Effective Time.

    "ITA" means the INCOME TAX ACT (Canada).

    "LETTER OF TRANSMITTAL AND ELECTION FORM" means the Letter of Transmittal and Election Form for use by holders of BioChem Common Shares, in the form accompanying the Management Information Circular.

    "LIQUIDATION AMOUNT" has the meaning attributed to that term in the Exchangeable Share Provisions.

    "LIQUIDATION CALL PURCHASE PRICE" has the meaning ascribed to that term in
    Section 5.1(a).

    "LSE" means the London Stock Exchange plc or its successors.

    "LIQUIDATION CALL RIGHT" has the meaning ascribed to that term in
    Section 5.1(a).

    "LIQUIDATION DATE" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "MANAGEMENT INFORMATION CIRCULAR" means the notice of the BioChem Securityholder Meeting and accompanying management information circular of BioChem, including all schedules attached thereto, to be sent to BioChem Securityholders in connection with the BioChem Securityholder Meeting.

    "MARKET PRICE" has the meaning ascribed to that term in the Merger
    Agreement.

    "MEETING DATE" means the date of the BioChem Securityholder Meeting.

    "MERGER AGREEMENT" means the merger agreement made as of December 10, 2000 between Shire, ExchangeCo and BioChem, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

    "NASDAQ" means NASDAQ National Market.

    "PERSON" means any individual, Entity or Governmental Body.

    "PLAN OF ARRANGEMENT" means this plan of arrangement proposed under
    Section 192 of the CBCA, as amended, modified or supplemented from time to time in accordance with Article 6 hereof or Article VIII of the Merger Agreement or any order of the Court, including the appendices hereto and including any agreement or instrument supplementary or ancillary hereto.

    "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed to that term in
    Section 5.2(a).

    "REDEMPTION CALL RIGHT" has the meaning ascribed to that term in
    Section 5.2(a).

    "REDEMPTION DATE" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "REDEMPTION PRICE" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "REPLACEMENT OPTION" has the meaning ascribed to that term in
    Section 2.2(e).

    "REPLACEMENT WARRANT" has the meaning ascribed to that term in
    Section 2.2(f).

    "SHIRE" means Shire Pharmaceuticals Group Plc, a company registered in England under registry number 2883758.

    "SHIRE ADS" means an American Depositary Share of Shire, or where appropriate, an American Depositary Receipt of Shire, evidencing such share.

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    "SHIRE ADS PRICE" means the Market Price of a Shire ADS (rounded to the nearest 1/1000) as of the Closing Date.

    "SHIRE CALL PURCHASE PRICE" has the meaning ascribed to that term in
    Section 5.3(a).

    "SHIRE CALL RIGHT" has the meaning ascribed to that term in Section 5.3(a).

    "SHIRE CONTROL TRANSACTION" has the meaning ascribed to that term in the Exchangeable Share Provisions.

    "SHIRE ELECTED SHARE" means any BioChem Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Exchange Agent no later than the Election Deadline, to transfer to ExchangeCo under the Arrangement in exchange for a number of fully-paid and non-assessable Shire Ordinary Shares that is equal to the Exchange Ratio, or that is deemed to be a Shire Elected Share pursuant to
    Section 2.2(c) or Section 2.2(d).

    "SHIRE ORDINARY SHARES" means ordinary shares of five pence each in the capital of Shire.

    "SPECIAL VOTING SHARES" means the special voting shares of Shire having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

    "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by this Plan of Arrangement including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

    "TOTAL LIQUIDATION CALL PURCHASE PRICE" means the Liquidation Amount multiplied by the relevant number of Exchangeable Shares of a particular holder.

    "TOTAL REDEMPTION CALL PURCHASE PRICE" means the Redemption Price multiplied by the number of Exchangeable Shares of a particular holder subject to a redemption pursuant to Section 7.1.

    "TOTAL SHIRE CALL PURCHASE PRICE" means the Shire Call Purchase Price multiplied by the relevant number of Exchangeable Shares subject to the Shire Call Right exercised by Shire.

    "TRANSFER AGENT" has the meaning ascribed to that term in Section 5.1(b).

    "TRUSTEE" means General Trust of Canada or such other trust company or other Entity that Shire may, in its reasonable discretion, choose to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

    "UKLA" means the United Kingdom Listing Authority.

    "UNITED KINGDOM POUND EQUIVALENT" means, in respect of an amount expressed in Canadian dollars at any date, the product obtained by multiplying:
    (a) the number of Canadian dollars, by (b) the exchange rate on such date for Canadian dollars expressed in United Kingdom pounds as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for Canadian dollars expressed in United Kingdom pounds as may be deemed by the board of directors of BioChem and the board of directors of Shire, acting jointly and reasonably, to be appropriate for such purpose.

    "VOTING AND EXCHANGE TRUST AGREEMENT" has the meaning ascribed to that term in the Exchangeable Share Provisions.

1.2 SECTIONS AND HEADINGS

    The division of this Plan of Arrangement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an article, a section or an appendix refers to the specified article or section of or appendix to this Plan of Arrangement.

1.3 NUMBER, GENDER AND PERSONS

    In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and VICE VERSA and words importing any gender include all genders.

1.4 GOVERNING LAW

    This Plan of Arrangement will be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

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                                   ARTICLE 2
                                  ARRANGEMENT

2.1 BINDING EFFECT

    This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) BioChem, (ii) Shire, (iii) CallCo,
(iv) ExchangeCo, (v) all holders and all beneficial holders of BioChem Common Shares, (vi) all holders and all beneficial holders of Exchangeable Shares, and
(vii) all holders and all beneficial holders of BioChem Share Options and BioChem Warrants.

2.2 ARRANGEMENT

    Commencing at the Effective Time, the following will occur and will be deemed to occur without any further act or formality:

    (a) each Shire Elected Share will be transferred by the holder thereof, without any further act or formality on the part of such holder, to ExchangeCo in exchange for that number of fully paid and non-assessable Shire Ordinary Shares equal to the Exchange Ratio, and the name of each such holder will be removed from the register of holders of BioChem Common Shares and added to the register of holders of Shire Ordinary Shares, and ExchangeCo will be recorded as the holder of such BioChem Common Share so exchanged and will be deemed to be the legal and beneficial holder thereof;

    (b) each ADS Elected Share will be transferred by the holder thereof, without any further act or formality on the part of such holder, to ExchangeCo in exchange for that number of fully paid and non-assessable Shire ADSs equal to the Exchange Ratio divided by three, and the name of each such holder will be removed from the register of holders of BioChem Common Shares and added to the register of holders of Shire ADSs, and ExchangeCo will be recorded as the holder of such BioChem Common Share so exchanged and will be deemed to be the legal and beneficial holder thereof;

    (c) each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on the part of such holder, to ExchangeCo in exchange for (i) that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio divided by three together with (ii) the rights and benefits to which such holder will be entitled pursuant to or as a result of the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement, and the name of each such holder will be removed from the register of holders of BioChem Common Shares and added to the register of holders of Exchangeable Shares, and ExchangeCo will be recorded as the holder of such BioChem Common Share so exchanged and will be deemed to be the legal and beneficial holder thereof; provided that, notwithstanding the foregoing, each holder of BioChem Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares, and any such election made by any such holder will be deemed to be an election to receive Shire Ordinary Shares and each BioChem Common Share held by such holder will be deemed to be a Shire Elected Share and will be transferred by the holder thereof in accordance with Section 2.2(a);

    (d) each BioChem Common Share in respect of which an election has not been made by the holder thereof by the Election Deadline, or in respect of which an effective election has not been made, (other than (i) BioChem Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the BioChem Common Shares held by them and
       (ii) BioChem Common Shares that are held by Shire or any of its Affiliates, which shall not be exchanged under this Arrangement and shall remain outstanding as BioChem Common Shares) will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof in accordance with Section 2.2(c) without any further act or formality on its part; provided that,

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       notwithstanding the foregoing, each BioChem Common Share in respect of which an election has not been made or in respect of which an effective election has not been made that is held by a holder who is not a Canadian Resident (other than (i) BioChem Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of the BioChem Common Shares held by them and (ii) BioChem Common Shares that are held by Shire or any of its Affiliates, which shall not be exchanged under this Arrangement and shall remain outstanding as BioChem Common Shares) will be deemed to be a Shire Elected Share and will be transferred by the holder thereof in accordance with Section 2.2(a) and any election made by any such holder to receive Exchangeable Shares will be deemed to be an election to receive Shire Ordinary Shares;

    (e) subject to applicable securities laws and regulatory requirements, each BioChem Share Option which is outstanding and unexercised at or immediately prior to the Effective Time will be fully vested in accordance with the terms of the BioChem Share Option Plan (whether or not otherwise vested) and will be exchanged for an option (a "REPLACEMENT OPTION") to purchase a number of Shire Ordinary Shares from Shire equal to the product of the Exchange Ratio multiplied by the number of BioChem Common Shares subject to such BioChem Share Option immediately prior to the Effective Time, rounding down to the nearest whole share. Such Replacement Option will be fully vested and will provide for an exercise price per Shire Ordinary Share equal to the United Kingdom Pound Equivalent (calculated on the Effective Date) of the per share exercise price of such BioChem Share Option immediately prior to the Effective Time divided by the Exchange Ratio, rounding up to the nearest whole penny. The term to expiry, conditions to, restrictions on and manner of exercising, and all other terms and provisions of such Replacement Option will otherwise be unchanged from those of the BioChem Share Option. Any document or agreement previously evidencing a BioChem Share Option will thereafter evidence and be deemed to evidence such Replacement Option; provided, however, that each Replacement Option issued by Shire in accordance with this Section 2.2(e) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time;

    (f) subject to applicable securities laws and regulatory requirements, each BioChem Warrant which is outstanding at or immediately prior to the Effective Time, will be exchanged with Shire for a right to receive a warrant (a "REPLACEMENT WARRANT") to purchase a number of Shire Ordinary Shares calculated pursuant to the valuation formula set out in the agreement dated March 31, 2000 between BioChem and the Government of Canada. Such Replacement Warrant will provide for an exercise price per Shire Ordinary Share equal to the closing price of such shares on the LSE on the trading day immediately prior to their issuance. The term to expiry, conditions to, restrictions on and manner of exercising, and all other terms and provisions of such Replacement Warrant will otherwise remain unchanged from those of the BioChem Warrant, and any document or agreement previously evidencing a BioChem Warrant will thereafter evidence and be deemed to evidence such Replacement Warrant; provided, however, that each Replacement Warrant issued by Shire in accordance with this Section 2.2(f) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any share split, division or subdivision of shares, share dividend, reverse share split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time; and

    (g) coincident with the transactions set out above in this Section 2.2, Shire, ExchangeCo and the Trustee will execute the Voting and Exchange Trust Agreement and Shire will issue to and deposit with the Trustee the Special Voting Shares, in consideration of the payment to Shire of one
       (1) United Kingdom pound, to be thereafter held of record by the Trustee as trustee for and on

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       behalf of, and for the use and benefit of, the holders of the
       Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Trust Agreement will be received by them as part of the property receivable under Section 2.2(c) or Section 2.2(d) in exchange for the BioChem Common Shares.

2.3 ELECTIONS

    (a) Each Canadian Resident who, at or prior to the Election Deadline, is a holder of BioChem Common Shares, will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares, Shire ADSs, Shire Ordinary Shares or a combination thereof, in exchange for such holder's BioChem Common Shares, on the basis set forth herein and in the Letter of Transmittal and Election Form; for greater certainty, a holder of BioChem Common Shares who is not a Canadian Resident will not be entitled to elect to receive Exchangeable Shares, and any such election otherwise made by any such holder shall be and be deemed to be an election to receive Shire Ordinary Shares as set forth in Section 2.2(c).

    (b) Holders of BioChem Common Shares who are Canadian Residents, other than any such holder who is exempt from tax under the ITA, and who have elected to receive consideration that includes Exchangeable Shares in exchange for their BioChem Common Shares will be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, if applicable, the analogous provisions of applicable provincial income tax legislation) with respect to the transfer of their BioChem Common Shares to ExchangeCo by providing three signed copies of the necessary election forms to the Exchange Agent within 120 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (and any applicable provincial income tax legislation), the forms will be signed by ExchangeCo and two signed copies will be returned to such holders for filing with the Canada Customs and Revenue Agency (and the applicable provincial tax authority).

    (c) If, between the date of this Plan of Arrangement and the Effective Date, the outstanding Shire Ordinary Shares, Shire ADSs or the BioChem Common Shares shall have been changed into a different number of shares or different class by reason of any reclassification, recapitalization, share split, split-up, combination or exchange of shares or any extraordinary dividend payable in cash or property or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the number of Shire Ordinary Shares, Shire ADSs or Exchangeable Shares to be received by the holders of BioChem Common Shares shall be appropriately adjusted to provide to the holders of BioChem Common Shares the same economic effect as contemplated by this Plan of Arrangement prior to such event.

                                   ARTICLE 3
                               RIGHTS OF DISSENT

3.1 RIGHTS OF DISSENT

    Holders of BioChem Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in Section 190 of the CBCA and this Section 3.1 (the "DISSENT PROCEDURES") in connection with the Arrangement; provided that, notwithstanding subsection 190(5) of the CBCA, the written objection to the Arrangement Resolution referred to in subsection 190(5) of the CBCA must be received by Shire not later than 5:00 p.m. (Montreal time) on the Business Day preceding the

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BioChem Securityholder Meeting. Holders of BioChem Common Shares who duly exercise such rights of dissent and who:

    (a) are ultimately entitled to be paid fair value for their BioChem Common Shares will be deemed to have transferred such BioChem Common Shares to BioChem immediately prior to the Effective Time and such BioChem Common Shares will be cancelled as of the Effective Time; or

    (b) are ultimately not entitled, for any reason, to be paid fair value for their BioChem Common Shares will be deemed to have participated in the Arrangement on the same basis as a non-dissenting and non-electing holder of BioChem Common Shares and will receive Exchangeable Shares or Shire Ordinary Shares, as the case may be, in accordance with Section 2.2(d), but in no case will Shire, ExchangeCo, CallCo, the Exchange Agent or any other Person be required to recognize such holders as holders of BioChem Common Shares after the Effective Time, and the names of such holders of BioChem Common Shares will be deleted from the register of holders of BioChem Common Shares at the Effective Time.

                                   ARTICLE 4
                       CERTIFICATES AND FRACTIONAL SHARES

4.1 EXCHANGE OF CERTIFICATES FOR SHIRE ORDINARY SHARES AND/OR SHIRE ADSS

    At or promptly after the Effective Time, ExchangeCo will deposit, or procure that there are deposited, with the Exchange Agent, for the benefit of the holders of BioChem Common Shares who will receive Shire Ordinary Shares and/or Shire ADSs in connection with the Arrangement, certificates representing
(i) the Shire Ordinary Shares issued pursuant to Section 2.2(a), Section 2.2(c) or Section 2.2(d) in exchange for Shire Elected Shares and/or (ii) the Shire ADSs issued pursuant to Section 2.2(b) in exchange for ADS Elected Shares (or effect the necessary CREST or other electronic transfers). Upon surrender to the Exchange Agent for cancellation of a certificate which immediately prior to the Effective Time represented Shire Elected Shares and/or ADS Elected Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the BioChem Common Shares formerly represented by such certificate under the CBCA and the by-laws of BioChem and such additional documents and instruments as the Exchange Agent may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Exchange Agent shall deliver to such holder, a certificate or certificates representing that number (rounded down to the nearest whole number) of Shire Ordinary Shares and/or Shire ADSs which such holder has the right to receive (or effect the necessary CREST or other electronic transfers) (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Shire Ordinary Shares and/or Shire ADSs pursuant to Section 4.4), and the certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of BioChem Common Shares which is not registered in the transfer records of BioChem, a certificate or certificates representing the proper number of Shire Ordinary Shares and/or Shire ADSs may be issued to the transferee (or the necessary CREST or other electronic transfer effected) if the certificate representing such BioChem Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer under the CBCA and the by-laws of BioChem and such additional documents and instruments as the Exchange Agent may reasonably require. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented BioChem Common Shares that were exchanged for Shire Ordinary Shares or Shire ADSs will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender
(i) the certificate or certificates representing Shire Ordinary Shares and/or Shire ADSs as contemplated by this Section 4.1 (or have the necessary CREST or other electronic transfer effected), (ii) a cash payment in lieu of any fractional Shire Ordinary Shares and/or Shire ADSs as contemplated by
Section 4.4, and (iii) any dividends or distributions with a record

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date after the Effective Time theretofore paid or payable with respect to Shire
Ordinary Shares or Shire ADSs as contemplated by Section 4.3.

4.2 ISSUANCE OF CERTIFICATES REPRESENTING EXCHANGEABLE SHARES

    At or promptly after the Effective Time, ExchangeCo will deposit with the Exchange Agent, for the benefit of the holders of BioChem Common Shares who will receive Exchangeable Shares in connection with the Arrangement, certificates representing the Exchangeable Shares issued pursuant to Section 2.2(c) or
Section 2.2(d) in exchange for Exchangeable Elected Shares. Upon surrender to the Exchange Agent for cancellation of a certificate which immediately prior to the Effective Time represented one or more Exchangeable Elected Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the BioChem Common Shares formerly represented by such certificate under the CBCA and the by-laws of BioChem and such additional documents and instruments as the Exchange Agent may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Exchange Agent will deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to Section 4.4), and the certificate so surrendered will forthwith be cancelled. In the event of a transfer of ownership of BioChem Common Shares that is not registered in the transfer records of BioChem, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such BioChem Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer under the CBCA and the by-laws of BioChem and such additional documents and instruments as the Exchange Agent may reasonably require. Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Time represented BioChem Common Shares that were exchanged for Exchangeable Shares will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by
Section 4.4, and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3.

4.3 DISTRIBUTIONS WITH RESPECT TO UNSURRENDERED CERTIFICATES

    No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Shire Ordinary Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding BioChem Common Shares that were exchanged pursuant to Section 2.2, and no cash payment in lieu of fractional shares will be paid to any such holder pursuant to Section 4.4, unless and until the holder of record of such certificate shall surrender such certificate in accordance with Section 4.1 or
4.2. Subject to applicable law, at the time of such surrender of any such certificate, there will be paid to the record holder of the certificates representing whole BioChem Common Shares, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share, Shire ADS or Shire Ordinary Share to which such holder is entitled pursuant to Section 4.4,
(ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share, Shire ADS or Shire Ordinary Share, as the case may be, that the holder is entitled to receive and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share, Shire ADS or Shire Ordinary Share, as the case may be, that the holder is entitled to receive.

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4.4 NO FRACTIONAL SHARES

    No certificates or scrip representing fractional Exchangeable Shares, fractional Shire ADSs or fractional Shire Ordinary Shares will be issued (or CREST or other electronic transfer effected in respect of any fractional share) upon the surrender for exchange of certificates pursuant to Section 4.1 or 4.2 and no dividend, share split or other change in the capital structure of ExchangeCo or Shire, as the case may be, will have any effect on any such fractional share and such fractional interests will not entitle the holder thereof to exercise any rights as a security holder of ExchangeCo or Shire. In lieu of any such fractional shares:

    (a) each BioChem Shareholder otherwise entitled to a fractional interest in an Exchangeable Share after aggregating all such fractional shares will receive a cash payment in Canadian dollars equal to such Person's PRO RATA portion of the net proceeds after expenses received by the Exchange Agent upon the sale of whole shares representing an accumulation of all fractional interests in Exchangeable Shares to which all such Persons would otherwise be entitled. The Exchange Agent will sell such Exchangeable Shares by way of sale through the facilities of any stock exchange upon which the Exchangeable Shares are then listed as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Exchange Agent, PRO RATA in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Exchangeable Shares;

    (b) each BioChem Shareholder otherwise entitled to a fractional interest in a Shire Ordinary Share after aggregating all such fractional shares will receive a cash payment in United Kingdom pounds equal to such Person's PRO RATA portion of the net proceeds after expenses received by the Exchange Agent upon the sale of whole shares representing an accumulation of all fractional interests in Shire Ordinary Shares to which all such Persons would otherwise be entitled. The Exchange Agent will sell such Shire Ordinary Shares by way of sale through the facilities of any stock exchange upon which the Shire Ordinary Shares are then listed as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Exchange Agent, PRO RATA in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Shire Ordinary Shares; and

    (c) each BioChem Shareholder otherwise entitled to a fractional interest in a Shire ADS after aggregating all such fractional ADSs will receive a cash payment in U.S. dollars equal to such Person's PRO RATA portion of the net proceeds after expenses received by the Exchange Agent upon the sale of whole ADSs representing an accumulation of all fractional interests in Shire ADSs to which all such Persons would otherwise be entitled. The Exchange Agent will sell such Shire ADSs by way of sale through the facilities of any stock exchange upon which the Shire ADSs are then listed as soon as reasonably practicable following the Effective Date. The aggregate net proceeds after expenses of such sale will be distributed by the Exchange Agent, PRO RATA in relation to the respective fractions, among the Persons otherwise entitled to receive fractional interests in Shire ADSs.

4.5 LOST CERTIFICATES

    In the event any certificate which immediately prior to the Effective Time represented one or more outstanding BioChem Common Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Exchangeable Shares, Shire ADSs or Shire Ordinary Shares (or effect the necessary CREST or other electronic transfers) (and a cheque for any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional interests therein pursuant to Section 4.4) deliverable in accordance with such holder's Letter of Transmittal

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and Election Form. When authorizing such issuance and payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares, Shire ADSs or Shire Ordinary Shares are to be issued (or the necessary CREST or other electronic transfers effected) shall, as a condition precedent to the issuance thereof, give a bond satisfactory to ExchangeCo, Shire and their respective transfer agents (including the Exchange Agent) in such sum as Shire may direct or, if Shire permits indemnification in lieu of a bond, otherwise indemnify ExchangeCo, Shire and their respective transfer agents (including the Exchange Agent) in a manner satisfactory to Shire against any claim that may be made against ExchangeCo, Shire and their respective transfer agents (including the Exchange Agent) with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6 EXTINCTION OF RIGHTS

    Any certificate which immediately prior to the Effective Time represented outstanding BioChem Common Shares that were exchanged pursuant to Section 2.2 and not deposited with the Exchange Agent in accordance with Sections 4.1 or 4.2, together with all other instruments required by Sections 4.1 or 4.2, on or prior to the fifth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of BioChem, Shire or ExchangeCo. On such date, the Exchangeable Shares, Shire ADSs or Shire Ordinary Shares (or cash in lieu of fractional interests therein, as provided in Section 4.4) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to ExchangeCo, together with all entitlements to dividends, distributions and interest thereon held for such former registered holder in accordance with Section 4.3.

4.7 WITHHOLDING RIGHTS

    ExchangeCo, CallCo, Shire and the Exchange Agent will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of BioChem Common Shares, Shire Ordinary Shares, Shire ADSs or Exchangeable Shares, such amounts as ExchangeCo, CallCo, Shire or the Exchange Agent is required to deduct and withhold with respect to such payment under the ITA, the United States INTERNAL REVENUE CODE OF 1986, the United Kingdom tax laws or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, ExchangeCo, CallCo, Shire and the Exchange Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to ExchangeCo, CallCo, Shire or the Exchange Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and ExchangeCo, CallCo, Shire or the Exchange Agent will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale. ExchangeCo shall not be entitled to withhold amounts on dividends payable to holders of Exchangeable Shares pursuant to the United States INTERNAL REVENUE CODE OF 1986 unless it has received an opinion from counsel stating that such withholding is required under the INTERNAL REVENUE CODE OF 1986.

4.8 STAMP TAX

    (a) Notwithstanding any other provision herein but subject to
       Section 4.8(b) below, holders of Exchangeable Shares or Persons to whom Exchangeable Shares are issued or transferred (in each case other than Shire, its Affiliates, the Exchange Agent or the Transfer Agent) shall be responsible for any and all Stamp Taxes payable in connection with the transfer, exchange, redemption or issuance of such shares or their exchange for Shire Ordinary Shares or Shire ADSs and, subject to
       Section 4.8(b) below, transferees of Shire Ordinary Shares or Shire ADSs or

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       Persons to whom Shire Ordinary Shares or Shire ADSs are issued (in each case other than Shire, its Affiliates, the Exchange Agent or the Transfer Agent) shall be responsible for any and all Stamp Taxes payable in connection with the transfer or issuance of such securities. In no event, subject to Section 4.8(b) below, will Shire, its Affiliates, the Exchange Agent or the Transfer Agent be responsible for any such Stamp Taxes and Shire, its Affiliates, the Exchange Agent and/or the Transfer Agent shall make such regulations and arrangements as are necessary to ensure that such holders, such transferees and such Persons pay all such applicable Stamp Taxes.

    (b) Shire shall be responsible for (i) any United Kingdom stamp duty and stamp duty reserve tax payable on the issue or transfer of Shire Ordinary Shares to a depository or to a nominee or agent for a depository pursuant to this Arrangement, (ii) any United Kingdom stamp duty reserve tax that arises in respect of the transfer of Exchangeable Shares in exchange for Shire ADSs and/or Shire Ordinary Shares pursuant to this Arrangement (an "Exchange"), (iii) any United Kingdom stamp duty reserve tax that Shire or any of its Affiliates requires to be paid on an Exchange, and
       (iv) any United Kingdom stamp duty payable on an issue of Exchangeable Shares to a holder of BioChem Common Shares pursuant to this Arrangement.

                                   ARTICLE 5
       CERTAIN RIGHTS OF CALLCO AND SHIRE TO ACQUIRE EXCHANGEABLE SHARES

5.1 CALLCO LIQUIDATION CALL RIGHT

    (a) CallCo will have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Shire or an Affiliate of Shire) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by CallCo of an amount per share (the "LIQUIDATION CALL PURCHASE PRICE") equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Liquidation Date multiplied by three, which will be satisfied in full by CallCo causing to be delivered to such holder three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent), plus, to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by CallCo (the "DIVIDEND AMOUNT"). In the event of the exercise of the Liquidation Call Right by CallCo, each holder (other than Shire or Affiliates of Shire) shall be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to CallCo on the Liquidation Date on payment by CallCo to the holder of the Liquidation Call Purchase Price for each such share, and ExchangeCo shall have no obligation to pay the Liquidation Amount of such shares so purchased by CallCo.

    (b) To exercise the Liquidation Call Right, CallCo must notify ExchangeCo's transfer agent (the "TRANSFER AGENT"), as agent for the holders of Exchangeable Shares, and ExchangeCo of CallCo's intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of ExchangeCo and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of ExchangeCo. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not CallCo has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by CallCo. If CallCo exercises the Liquidation Call Right, then on the Liquidation Date CallCo will purchase and the holders (other than Shire or

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       Affiliates of Shire) will sell all but not less than all of the
       Exchangeable Shares held by such holders for a price per share equal to the Liquidation Call Purchase Price.

    (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, CallCo will deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Shire Ordinary Shares and/or Shire ADSs deliverable by CallCo (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of CallCo payable at par at any branch of the bankers of CallCo representing the aggregate Dividend Amount in payment of the Total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that CallCo has complied with the immediately preceding sentence, on and after the Liquidation Date, the rights of each holder of Exchangeable Shares will be limited to receiving the Total Liquidation Call Purchase Price payable by CallCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Shire Ordinary Shares and/or Shire ADSs to which it is entitled, unless payment of the Total Liquidation Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the provisions of this Section 5.1(c), in which case the rights of the holders shall remain unaffected until the Total Liquidation Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CallCo will deliver to such holder as soon as reasonably practicable, certificates representing the Shire Ordinary Shares and/or Shire ADSs to which the holder is entitled (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of CallCo payable at par at any branch of the bankers of CallCo in payment of the Dividend Amount, and when received by the Transfer Agent, all dividends and other distributions with respect to such Shire Ordinary Shares and/or Shire ADSs with a record date after the Liquidation Date and before the date of the transfer of such Shire Ordinary Shares and/or Shire ADSs to such holder, less any amounts withheld pursuant to Section 4.7 hereof. If CallCo does not exercise the Liquidation Call Right in the manner described above on the Liquidation Date, the holders of the Exchangeable Shares (other than Shire or Affiliates of Shire) will be entitled to receive in exchange therefor the Liquidation Amount of such shares pursuant to Article 5 of the Exchangeable Share Provisions.

5.2 CALLCO REDEMPTION CALL RIGHT

    (a) CallCo will have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of the Exchangeable Shares by ExchangeCo pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Shire or an Affiliate of Shire) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by CallCo to each holder of an amount per Exchangeable Share (the "REDEMPTION CALL PURCHASE PRICE") equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Redemption Date multiplied by three, which will be satisfied in full by CallCo causing to be delivered to such holder three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent), plus the Dividend Amount. In the event of the exercise of the Redemption Call Right by CallCo, each

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       holder (other than Shire or Affiliates of Shire) will be obligated to sell all but not less than all the Exchangeable Shares held by such holder to CallCo on the Redemption Date on payment by CallCo to the holder of the Redemption Call Purchase Price for each such share, and ExchangeCo will have no obligation to redeem such shares so purchased by CallCo.

    (b) To exercise the Redemption Call Right, CallCo must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and ExchangeCo of CallCo's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Shire Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, in which case CallCo will so notify the Transfer Agent and ExchangeCo on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not CallCo has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by CallCo. If CallCo exercises the Redemption Call Right, on the Redemption Date, CallCo will purchase and the holders (other than Shire or Affiliates of Shire) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Redemption Call Purchase Price.

    (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, CallCo will deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Shire Ordinary Shares and/or Shire ADSs deliverable by CallCo (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of CallCo payable at par at any branch of the bankers of CallCo representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that CallCo has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares (other than Shire or Affiliates of Shire) will be limited to receiving the Total Redemption Call Purchase Price payable by CallCo upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Shire Ordinary Shares and/or Shire ADSs to which it is entitled, unless payment of the Total Redemption Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the provisions of this
       Section 5.2(c), in which case the rights of the holders shall remain unaffected until the Total Redemption Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and the Transfer Agent on behalf of CallCo will deliver to such holder as soon as practicable, certificates representing the Shire Ordinary Shares and/or Shire ADSs to which the holder is entitled (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of CallCo payable at par at any branch of the bankers of CallCo in payment of the Dividend Amount, less any amounts withheld pursuant to Section 4.7 hereof. If CallCo does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares (other than Shire or Affiliates of Shire) will be entitled to receive in exchange therefor the Redemption Price of such Shares pursuant to Article 7 of the Exchangeable Share Provisions.

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5.3 SHIRE CALL RIGHT

    (a) Shire will have the right (the "SHIRE CALL RIGHT") to purchase, or to cause CallCo to purchase, from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is Shire or an Affiliate of Shire) on the Exchange Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Shire or CallCo, as the case may be, of an amount per share (the "SHIRE CALL PURCHASE PRICE") equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Exchange Date multiplied by three, which will be satisfied in full by Shire delivering or causing to be delivered, or CallCo causing to be delivered, to such holder three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent), plus, to the extent not paid by ExchangeCo, an additional amount equivalent to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of purchase by Shire or CallCo pursuant to the Shire Call Right (the "CALL RIGHT DIVIDEND AMOUNT"). In the event of the exercise of the Shire Call Right by Shire, each holder (other than Shire or Affiliates of Shire) shall be obligated to sell all but not less than all of the Exchangeable Shares held by such holder to Shire or CallCo, as the case may be, on the Exchange Date on payment by Shire or CallCo, as the case may be, to the holder of the Shire Call Purchase Price for each such share.

    (b) To exercise the Shire Call Right, (i) Shire must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and ExchangeCo of Shire's intention to exercise such right at least 45 days before the Business Day on which the purchase of such Exchangeable Shares shall occur (the "EXCHANGE DATE") and such notice shall specify whether Shire or CallCo will effect such purchase, and (ii) Shire must deliver to the Transfer Agent and to the Trustee an opinion in writing signed by Canadian counsel to Shire (which counsel shall be satisfactory to the Trustee) stating that since the Effective Date there has been a change enacted to the ITA and other applicable provincial income tax legislation to the effect that, and based thereon such opinion shall confirm that, the sale by Canadian Resident holders of Exchangeable Shares to Shire or CallCo, as the case may be, pursuant to the Shire Call Right will qualify as a tax deferred transaction for purposes of the ITA and other applicable provincial income tax legislation for holders of Exchangeable Shares. The Transfer Agent will notify the holders of Exchangeable Shares that the Shire Call Right has been exercised by Shire. If Shire exercises the Shire Call Right, then on the Exchange Date Shire or CallCo, as the case may be, will purchase and the holders (other than Shire or Affiliates of Shire) will sell all but not less than all of the Exchangeable Shares held by such holders for a price per share equal to the Shire Call Purchase Price.

    (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Shire Call Right, Shire will deposit with the Transfer Agent, on or before the Exchange Date, certificates representing the aggregate number of Shire Ordinary Shares and/or Shire ADSs deliverable by Shire or CallCo, as the case may be, (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of Shire or CallCo, as the case may be, payable at par at any branch of the bankers of Shire or CallCo, as the case may be, representing the aggregate Call Right Dividend Amount in payment of the Total Shire Call Purchase Price, less any amounts withheld pursuant to Section 4.7 hereof. Provided that Shire or CallCo, as the case may be, has complied with the immediately preceding sentence, on and after the Exchange Date, the rights of each holder of Exchangeable Shares will be limited to receiving the Total Shire Call Purchase Price upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder will on and after the Exchange Date be considered and deemed for all purposes to be the holder of the Shire Ordinary Shares and/or

       Shire ADSs to which it is entitled, unless payment of the Total Shire Call Purchase Price for the Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the provisions of this Section 5.3(c), in which case the rights of the holders shall remain unaffected until the Total Shire Call Purchase Price has been paid in the manner herein provided. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of ExchangeCo and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates will be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Shire or CallCo, as the case may be, will deliver to such holder, certificates representing the Shire Ordinary Shares and/or Shire ADSs to which the holder is entitled (or effect the necessary CREST or other electronic transfers) and a cheque or cheques of Shire or CallCo, as the case may be, payable at par at any branch of the bankers of Shire or CallCo, as the case may be, in payment of the Call Right Dividend Amount and when received by the Transfer Agent, all dividends and other distributions with respect to such Shire Ordinary Shares and/or Shire ADSs with a record date after the Exchange Date and before the date of the transfer of such Shire Ordinary Shares and/or Shire ADSs to such holder, less any amounts withheld pursuant to Section 4.7 hereof.

                                   ARTICLE 6
                                   AMENDMENTS

6.1 AMENDMENTS TO PLAN OF ARRANGEMENT

    BioChem reserves the right to amend, modify and/or supplement this Plan of Arrangement prior to the Effective Date provided that each such amendment, modification and/or supplement is (i) set out in writing, (ii) approved by Shire, (iii) filed with the Court and, if made following the BioChem Securityholder Meeting, approved by the Court, and (iv) communicated to holders of BioChem Common Shares if and as required by the Court.

    Any amendment, modification or supplement to this Plan of Arrangement may be proposed by BioChem at any time prior to the BioChem Securityholder Meeting (provided that Shire shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the BioChem Securityholder Meeting (subject to the requirements set forth in the Interim Order), will become part of this Plan of Arrangement for all purposes.

    Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the BioChem Securityholder Meeting will be effective only if (i) it is consented to by each of BioChem and Shire, and (ii) if required by the Court, it is consented to by BioChem Securityholders voting in the manner directed by the Court.

6.2 FURTHER ASSURANCES

    Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

                     APPENDIX 1 TO THE PLAN OF ARRANGEMENT

   PROVISIONS ATTACHING TO THE EXCHANGEABLE SHARES OF SHIRE ACQUISITION INC.

    The Exchangeable Shares of Shire Acquisition Inc. shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 FOR THE PURPOSES OF THESE SHARE PROVISIONS:

    "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession by another Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned Person, whether through the ownership of voting securities, by contract or otherwise.

    "BIOCHEM" means BioChem Pharma Inc., a corporation existing under the laws of Canada.

    "BOARD OF DIRECTORS" means the board of directors of the Corporation.

    "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of Montreal, Canada, the City of London, England and the City of New York, U.S.A.

    "CALLCO" means 3829359 Canada Inc., a corporation existing under the laws of Canada and being a wholly-owned subsidiary of Shire.

    "CALLCO CALL NOTICE" has the meaning ascribed to that term in Section 6.3 of these share provisions.

    "CANADIAN DOLLAR EQUIVALENT" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying: (a) the Foreign Currency Amount, by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

    "CBCA" means the CANADA BUSINESS CORPORATIONS ACT.

    "COMMON SHARE" means a share in the class of common shares in the capital of the Corporation.

    "CORPORATION" means Shire Acquisition Inc. (formerly 3829341 Canada Inc.), a corporation existing under the laws of Canada and being a wholly-owned subsidiary of Shire.

    "CURRENT MARKET PRICE" means, in respect of a Shire Ordinary Share on any date, the Canadian Dollar Equivalent of the average of the closing prices of Shire Ordinary Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the LSE, or, if the Shire Ordinary Shares are not then admitted to the official list of the UKLA and to trading on the LSE, on such other stock exchange or automated quotation system on which the Shire Ordinary Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Shire Ordinary Shares during such period does not create a market which reflects the fair market value of a Shire Ordinary Share, then the Current Market Price of a Shire Ordinary Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

    "DIVIDEND AMOUNT" has the meaning ascribed to that term in Section 6.3 of these share provisions.

    "EFFECTIVE DATE" has the meaning ascribed to that term in the Plan of Arrangement.

    "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

    "EXCHANGE AGENT" means General Trust of Canada at its offices at the addresses set out in the Letter of Transmittal and Election Form in its capacity as an exchange agent for the common shares of the share capital of BioChem under the Plan of Arrangement or such other trust company or other Entity that Shire may, in its reasonable discretion, choose as exchange agent.

    "EXCHANGEABLE SHARE" means a share in the class of non-voting exchangeable shares in the capital of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

    "EXCHANGEABLE SHARE SUPPORT AGREEMENT" means the Exchangeable Share Support Agreement among Shire, CallCo and the Corporation, to be entered into in connection with the Plan of Arrangement.

    "EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement.

    "EXEMPT EXCHANGEABLE SHARE VOTING EVENT" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Shire Ordinary Shares.

    "GOVERNMENTAL BODY" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, centre, organization, unit, body or Entity and any court or other tribunal).

    "HOLDER" means, when used with reference to any shares, options or warrants, the holders of such shares, options or warrants, respectively, shown from time to time in the register maintained by or on behalf of the applicable corporation in respect thereof.

    "LETTER OF TRANSMITTAL AND ELECTION FORM" has the meaning ascribed to that term in the Plan of Arrangement.

    "LIQUIDATION AMOUNT" has the meaning ascribed to that term in Section 5.1 of these share provisions.

    "LIQUIDATION CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "LIQUIDATION DATE" has the meaning ascribed to that term in Section 5.1 of these share provisions.

    "LSE" means the London Stock Exchange Plc or its successors.

    "NASDAQ" means NASDAQ National Market.

    "PERSON" means any individual, Entity or Governmental Body.

    "PLAN OF ARRANGEMENT" means the plan of arrangement relating to the arrangement of BioChem under Section 192 of the CBCA, as amended, modified or supplemented from time to time in accordance with the plan and any order of the Superior Court of Quebec, to which plan these share provisions are attached as Appendix 1.

    "PURCHASE PRICE" has the meaning ascribed to that term in Section 6.3 of these share provisions.

    "REDEMPTION CALL PURCHASE PRICE" has the meaning ascribed to that term in the Plan of Arrangement.

    "REDEMPTION CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "REDEMPTION DATE" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the tenth anniversary of the Effective Date unless:

    (a) there are fewer than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by Shire and its Affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or share dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exercisable or exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the tenth anniversary of the Effective Date as they may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

    (b) a Shire Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate or modify the terms and conditions of the Exchangeable Shares in connection with such Shire Control Transaction or that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Shire Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the tenth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares and to Shire and CallCo and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

    (c) an Exchangeable Share Voting Event is proposed and (i) the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, and
       (ii) the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action; or

    (d) an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clause (a), (b), (c) or (d) above to less than 10% of such holders of Exchangeable Shares shall not affect the validity of any such redemption.

    "REDEMPTION PRICE" has the meaning ascribed to that term in Section 7.1 of these share provisions.

    "RETRACTED SHARES" has the meaning ascribed to that term in Section 6.1(a) of these share provisions.

    "RETRACTION CALL RIGHT" has the meaning ascribed to that term in
    Section 6.1(c) of these share provisions.

    "RETRACTION DATE" has the meaning ascribed to that term in Section 6.1(b) of these share provisions.

    "RETRACTION PRICE" has the meaning ascribed to that term in Section 6.1 of these share provisions.

    "RETRACTION REQUEST" has the meaning ascribed to that term in Section 6.1 of these share provisions.

    "SHIRE" means Shire Pharmaceuticals Group Plc, a company registered in England under registry number 2883758.

    "SHIRE ADS" means an American Depositary Shares of Shire, or where appropriate, an American Depositary Receipt of Shire, evidencing such share.

    "SHIRE CALL RIGHT" has the meaning ascribed to that term in the Plan of Arrangement.

    "SHIRE CONTROL TRANSACTION" shall be deemed to have occurred if:

    (a) any person, firm or corporation acquires directly or indirectly any voting security of Shire and immediately after such acquisition, the acquirer has voting securities representing more than 50% of the total voting power of all the then outstanding voting securities of Shire on a fully-diluted basis;

    (b) the shareholders of Shire shall approve a merger, consolidation, recapitalization or reorganization of Shire, other than any such transaction which would result in the holders of outstanding voting securities of Shire immediately prior to such transaction having at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

    (c) the shareholders of Shire shall approve a plan of complete liquidation of Shire or an agreement for the sale or disposition by Shire of all or a substantial portion of Shire's assets (i.e., 66 2/3% or more in fair market value of the total assets of Shire).

    "SHIRE DIVIDEND DECLARATION DATE" means the date on which the board of directors of Shire declares any dividend on the Shire Ordinary Shares.

    "SHIRE ORDINARY SHARES" means ordinary shares of five pence each in the capital of Shire.

    "STAMP TAXES" means all stamp, registration and transfer taxes and duties or their equivalents in all jurisdictions where such taxes and duties are payable as a result of any of the transactions contemplated by the Plan of Arrangement including, without limitation, United Kingdom stamp duty and stamp duty reserve tax.

    "TOTAL LIQUIDATION AMOUNT" means the Liquidation Amount multiplied by the relevant number of Exchangeable Shares of a particular holder.

    "TOTAL PURCHASE PRICE" means the Purchase Price multiplied by the relevant number of Retracted Shares subject to the Retraction Call Right exercised by Callco.

    "TOTAL REDEMPTION PRICE" means the Redemption Price multiplied by the number of Exchangeable Shares of a particular holder subject to a redemption pursuant to Section 7.1.

    "TOTAL RETRACTION PRICE" means the Retraction Price multiplied by the relevant number of Retracted Share of a particular holder.

    "TRANSFER AGENT" means General Trust of Canada or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

    "TRUSTEE" means General Trust of Canada or such other trust company or other Entity that Shire may, in its reasonable discretion, choose to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

    "UKLA" means the United Kingdom Listing Authority.

    "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement among Shire, the Corporation and the Trustee, to be entered into in connection with the Plan of Arrangement.

                                   ARTICLE 2
                         RANKING OF EXCHANGEABLE SHARES

2.1 The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding up its affairs.

                                   ARTICLE 3
                                   DIVIDENDS

3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Shire Dividend Declaration Date, declare a dividend on each Exchangeable Share:

    (a) in the case of a cash dividend declared on the Shire Ordinary Shares, in an amount in cash for each Exchangeable Share in United Kingdom pounds, or the Canadian Dollar Equivalent thereof on the Shire Dividend Declaration Date, in each case, equal to the cash dividend declared on each Shire Ordinary Share multiplied by three;

    (b) in the case of a share dividend declared on the Shire Ordinary Shares to be paid in Shire Ordinary Shares, in such number of Exchangeable Shares (with nominal paid-up capital for purposes of the INCOME TAX ACT (Canada)) for each Exchangeable Share as is equal to the number of Shire Ordinary Shares divided by three to be paid on each Shire Ordinary Share; or

    (c) in the case of a dividend declared on the Shire Ordinary Shares in property other than cash or Shire Ordinary Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6 hereof) the type and amount of property declared as a dividend on each Shire Ordinary Share multiplied by three.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation, as applicable.

3.2 In the case of a share dividend declared on the Shire Ordinary Shares to be paid in Shire Ordinary Shares, in lieu of declaring the share dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares as is equal to the sum of
(i) three Shire Ordinary Shares and (ii) the number of Shire Ordinary Shares to be paid as a share dividend on each Shire Ordinary Share. In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares. In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 hereof without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares. For greater certainty, subject to the applicable laws, no approval of the holders of Exchangeable Shares to an amendment to the articles of the Corporation shall be required to give effect to such subdivision.

3.3 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by
Section 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Subject to applicable law, certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any share dividends contemplated by
Section 3.1(b) hereof or the Subdivision of Exchangeable Shares contemplated by
Section 3.2 hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the share dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by
Section 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.4 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Shire Ordinary Shares. The record date for the determination of the holder of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of Exchangeable Shares under Section 3.2 hereof and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding share dividend declared on Shire Ordinary Shares.

3.5 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.6 The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2 hereof, and each such determination shall be conclusive and binding on the Corporation and its shareholders. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

    (a) in the case of any share dividend or other distribution payable in Shire Ordinary Shares, the number of such shares issued in proportion to the number of Shire Ordinary Shares previously outstanding;

    (b) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Shire Ordinary Shares (or securities exercisable or exchangeable for or convertible into or carrying rights to acquire Shire Ordinary Shares), the relationship between the exercise price of each such right, option or warrant and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Shire Ordinary Share;

    (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Shire of any class other than Shire Ordinary Shares, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of Shire or any assets of Shire), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Shire Ordinary Share and the current market value (as determined by the Board of Directors in the manner above contemplated) of a Shire Ordinary Share; and

    (d) in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Shire Ordinary Shares as a result of differences between taxation laws of Canada and the United Kingdom (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

    For purposes of the foregoing determinations, the current market value of any security listed and traded or quoted on a securities exchange shall be the weighted average of the daily trading prices of such security during a period of not less than 20 consecutive trading days ending not more than three trading days before the date of determination on the principal securities exchange on which such securities are listed and traded or quoted; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of such securities during such period does not create a market which reflects the fair market value of such securities, then the current market value thereof shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such determination by the Board of Directors shall be conclusive and binding on the Corporation and its shareholders.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 9.2 of these share provisions:

    (a) pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than share dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

    (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

    (c) redeem or purchase any other shares of the Corporation ranking equally with or junior to the Exchangeable Shares with respect to the payment of dividends or on any distribution on liquidation; or

    (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of share dividends to the holders of such Exchangeable Shares.

    The restrictions in Sections 4.1(a), 4.1(b), 4.1(c) and 4.1(d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Shire Ordinary Shares shall have been declared and paid on the Exchangeable Shares.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the exercise by CallCo of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Liquidation Date multiplied by three, which shall be satisfied in full by the Corporation causing to be delivered to such holder three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent), together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date (the "Liquidation Amount").

5.2 On or promptly after the Liquidation Date, and subject to the exercise by CallCo of the Liquidation Call Right, the Corporation shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent or the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the Total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of certificates representing Shire Ordinary Shares and/or Shire ADSs (or by effecting the necessary CREST or other electronic transfers) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in respect of the remaining portion, if any, of the Total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Total Liquidation Amount, unless payment of the Total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the Total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving the Total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Shire Ordinary Shares and/or Shire ADSs delivered to them or the custodian on their behalf.

5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 6
                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by CallCo of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Retraction Date multiplied by three, which shall be satisfied in full by the Corporation causing to be delivered to such holder three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent) for each Exchangeable Share presented and surrendered by the holder, together with, on the payment date therefor, the full amount of all declared and unpaid dividends on any such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent or the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

    (a) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

    (b) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

    (c) acknowledging the overriding right (the "Retraction Call Right") of CallCo to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

6.2   Subject to the exercise by CallCo of the Retraction Call Right and to
Section 6.8, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request and such other documents and instruments as are required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent or the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the Total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by CallCo pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify CallCo thereof and shall provide to CallCo a copy of the Retraction Request. In order to exercise the Retraction Call Right, CallCo must notify the Corporation of its determination to do so (the "CallCo Call Notice") within five Business Days of notification to CallCo by the Corporation of the receipt by the Corporation of the Retraction Request. If CallCo does not so notify the Corporation within such five Business Day period, the Corporation will notify the holder as soon as possible thereafter that CallCo will not exercise the Retraction Call Right. If CallCo delivers the CallCo Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and CallCo shall purchase from such holder and such holder shall sell to CallCo on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share which shall be satisfied in full by CallCo causing to be delivered to such holder three Shire Ordinary Shares or one Shire ADS (at the option of the holder as indicated to the Transfer Agent) for each Exchangeable Share presented and surrendered by the holder, plus, on the designated payment date therefor, to the extent not paid by the Corporation on the designated payment date therefor, an additional amount equivalent to the full amount of all declared and unpaid dividends on those Retracted Shares held by such holder on any dividend record date which occurred prior to the Retraction Date (the "Dividend Amount"). For the purposes of completing a purchase pursuant to the Retraction Call Right, CallCo shall deposit with the Transfer Agent, on or before the Retraction Date, certificates representing Shire Ordinary Shares and/or Share ADSs and a cheque or cheques of CallCo payable at par at any branch of the bankers of CallCo representing the aggregate Dividend Amount, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Provided that CallCo has complied with the immediately preceding sentence, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that CallCo does not deliver a CallCo Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4 The Corporation or CallCo, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, certificates representing the Shire Ordinary Shares (or effect the necessary CREST or other electronic transfers) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance and shall be admitted to the official list of the UKLA and to trading on the LSE) and/or Shire ADSs (which securities shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance and shall be quoted on NASDAQ) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Corporation or CallCo, as applicable, representing the aggregate Dividend Amount in payment of the Total Retraction Price or the Total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates (or necessary CREST or other electronic transfers) and cheques on behalf of the Corporation or by CallCo, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Total Retraction Price or Total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates (or necessary CREST or other electronic transfers) and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Total Retraction Price or Total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Total Retraction Price or the Total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the Total Retraction Price or the Total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Total Retraction Price or the Total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by CallCo shall thereafter be considered and deemed for all purposes to be a holder of the Shire Ordinary Shares and/or Shire ADSs delivered to it.

6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that CallCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determine the Corporation is, on the Retraction Date, permitted to redeem, which shall be selected as nearly as may be pro rata (rounded up to a whole number of shares) in proportion to the total number of Exchangeable Shares tendered for retraction by each holder thereof and the Corporation shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in

Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Shire to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in
Section 5.7 of the Voting and Exchange Trust Agreement.

6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to CallCo shall be deemed to have been revoked.

6.8 The Corporation, by issuing a press release, may at any time and from time to time notify the holders of Exchangeable Shares of the suspension of their rights to require the Corporation to redeem any Exchangeable Shares for Shire Ordinary Shares pursuant to this Section 6 if Shire has been unable to obtain the approval of the UKLA or the LSE to the admission of the Shire Ordinary Shares to the official list of the UKLA or to trading on the LSE that would be required to be delivered to the holders of Exchangeable Shares in connection with the exercise of such rights and such rights shall be suspended until such approval has been obtained. The Corporation shall notify the holders of the Exchangeable Shares by press release, that such rights are once again in force forthwith after such approval has been obtained.

                                   ARTICLE 7
              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

7.1 Subject to applicable law, and provided CallCo has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Current Market Price of a Shire Ordinary Share on the last Business Day prior to the Redemption Date multiplied by three, which shall be satisfied in full by the Corporation causing to be delivered to each holder of Exchangeable Shares three Shire Ordinary Shares admitted to the official list of the UKLA and to trading on the LSE or one Shire ADS quoted on NASDAQ (at the option of the holder as indicated to the Transfer Agent) for each Exchangeable Share held by such holder, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date (the "Redemption Price").

7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Shire Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by CallCo under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder; provided that if the notice period of 60 days would expire after the date that would, but for such 60-day period, be established as the Redemption Date, then the Redemption Date will be deferred until the notice period of 60 days has passed. In the case of a Redemption Date established in connection with a Shire Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by CallCo under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Corporation to be reasonably practicable in the circumstances. In any such case, such notice shall set out the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3 On or after the Redemption Date and subject to the exercise by CallCo of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent or the Corporation as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the CBCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent, Shire or the Corporation may reasonably require. Payment of the Total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of certificates representing Shire Ordinary Shares and/or Shire ADSs (or effecting the necessary CREST or other electronic transfer) (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive the Total Redemption Price and any such dividends, unless payment of the Total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the Total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Total Redemption Price for, and the full amount of such dividends on (except as provided in the preceding sentence), the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving the Total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the Total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Shire Ordinary Shares and/or Shire ADSs delivered to them or the custodian on their behalf.

                                   ARTICLE 8
                                 VOTING RIGHTS

8.1 Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE 9
                             AMENDMENT AND APPROVAL

9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE 10
                            RECIPROCAL CHANGES, ETC.
                      IN RESPECT OF SHIRE ORDINARY SHARES

10.1 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement provides, in part, that Shire will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

    (a) issue or distribute Shire Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire Shire Ordinary Shares) to the holders of all or substantially all of the then outstanding Shire Ordinary Shares by way of share dividend or other distribution, other than an issue of Shire Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire Shire Ordinary Shares) to holders of Shire Ordinary Shares who exercise an option to receive dividends in Shire Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire Shire Ordinary Shares) in lieu of receiving cash dividends;

    (b) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Shire Ordinary Shares entitling them to subscribe for or to purchase Shire Ordinary Shares (or securities exchangeable for or convertible into or carrying rights to acquire Shire Ordinary Shares); or

    (c) issue or distribute to the holders of all or substantially all of the then outstanding Shire Ordinary Shares:

        (i) shares or securities of Shire of any class other than Shire Ordinary Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Shire Ordinary Shares);

        (ii) rights, options or warrants other than those referred to in
             Section 10.1(b) above;

       (iii) evidences of indebtedness of Shire; or

        (iv) assets of Shire,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

10.2 Each holder of an Exchangeable Share acknowledges that the Exchangeable Share Support Agreement further provides, in part, that Shire will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

    (a) subdivide, redivide or change the then outstanding Shire Ordinary Shares into a greater number of Shire Ordinary Shares;

    (b) reduce, combine, consolidate or change the then outstanding Shire Ordinary Shares into a lesser number of Shire Ordinary Shares; or

    (c) reclassify or otherwise change the Shire Ordinary Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Shire Ordinary Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Exchangeable Share Support Agreement further provides, in part, that the aforesaid provisions of the Exchangeable Share Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

                                   ARTICLE 11
               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Shire, CallCo and the Corporation with all provisions of the Exchangeable Share Support Agreement applicable to Shire, CallCo and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant to such agreement.

11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Exchangeable Share Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

    (a) adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

    (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

    (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                   ARTICLE 12
                              LEGEND; CALL RIGHTS

12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Exchangeable Share Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Shire Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

12.2 Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of CallCo, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares, as the case may be, and the Shire Call Right in favour of Shire and to be bound thereby in favour of CallCo or Shire, as the case may be, as therein provided.

                                   ARTICLE 13
                                    NOTICES

13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

13.4 If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in THE GLOBE AND MAIL, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

    If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 13.1 or 13.2, as the case may be.

                                   ARTICLE 14
                               WITHHOLDING RIGHTS

14.1 The Corporation, CallCo, Shire and the Exchange Agent will be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares, such amounts as the Corporation, CallCo, Shire or the Exchange Agent is required to deduct and withhold with respect to such payment under the ITA, the United States INTERNAL REVENUE CODE OF 1986, the United Kingdom tax laws or any provision of provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, CallCo, Shire and the Exchange Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, CallCo, Shire or the Exchange Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, CallCo, Shire or the Exchange Agent will notify the holder thereof and remit to the holder any unapplied balance of the net proceeds of such sale. The Corporation shall not be entitled to withhold amounts on dividends payable to holders of Exchangeable Shares pursuant to the United States INTERNAL REVENUE CODE OF 1986 unless it has received an opinion from counsel stating that such withholding is required under the INTERNAL REVENUE CODE OF 1986.

                                   ARTICLE 15
                                   STAMP TAX

15.1 (a) Notwithstanding any other provision herein but subject to
         Section 15.1(b) below, holders of Exchangeable Shares or Persons to whom Exchangeable Shares are issued or transferred (in each case other than Shire, its Affiliates, the Transfer Agent or the Exchange Agent) shall be responsible for any and all Stamp Taxes payable in connection with the transfer, exchange, redemption or issuance of such shares or their exchange for Shire Ordinary Shares or Shire ADSs and, subject to
         Section 15.1(b) below, transferees of Shire Ordinary Shares or Shire ADSs or Persons to whom Shire Ordinary Shares or Shire ADSs are issued (in each case other than Shire, its Affiliates, the Transfer Agent or the Exchange Agent) shall be responsible for any and all Stamp Taxes payable in connection with the transfer or issuance of such securities. In no event, subject to Section 15.1(b) below, will Shire, its Affiliates, the Transfer Agent or the Exchange Agent be responsible for any Stamp Taxes and Shire, its Affiliates, the Transfer Agent and/or the Exchange Agent shall make such regulations and arrangements as are necessary to ensure that such holders, such transferees and such Persons pay all such applicable Stamp Taxes.

    (b) Shire shall be responsible for (i) any United Kingdom stamp duty reserve tax payable on the issue or transfer of Shire Ordinary Shares to a depository or to a nominee or agent for a depository pursuant to these share provisions, (ii) any United Kingdom stamp duty reserve tax that arises in respect of the transfer of Exchangeable Shares in exchange for Shire ADSs and/or Shire Ordinary Shares (an "Exchange"), (iii) any United Kingdom stamp duty reserve tax that Shire or any of its Affiliates requires to be paid on an Exchange, and (iv) any United Kingdom stamp duty payable on an issue of Exchangeable Shares to a holder of common shares of BioChem pursuant to these share provisions.

                                   SCHEDULE A
                              NOTICE OF RETRACTION

To Shire Acquisition Inc. (the "Corporation") and 3829359 Canada Inc.
("CallCo").

    This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by the attached certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

    The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

   / / all share(s) represented by the attached share certificate; or

   / / ______________ share(s) only.

    The undersigned hereby notifies the Corporation that the Retraction Date shall be _______________________________________________________________________

NOTE: The Retraction Date must be a Business Day and must not be less than 10
      Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

    The undersigned acknowledges the overriding Retraction Call Right of CallCo to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to CallCo in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This notice of retraction, and this offer to sell the Retracted Shares to CallCo, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

    The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, and provided that CallCo shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Shire to purchase the unredeemed Retracted Shares.

    The undersigned hereby represents and warrants to CallCo and the Corporation that the undersigned:

   / / is

            (select one)

   / / is not

a non-resident of Canada for purposes of the INCOME TAX ACT (Canada). THE UNDERSIGNED ACKNOWLEDGES THAT IN THE ABSENCE OF AN INDICATION THAT THE UNDERSIGNED IS NOT A NON-RESIDENT OF CANADA, WITHHOLDING ON ACCOUNT OF CANADIAN TAX MAY BE MADE IF THE RETRACTED SHARES ARE NOT LISTED ON A PRESCRIBED STOCK EXCHANGE FOR THE PURPOSES OF THE INCOME TAX ACT (CANADA), FROM AMOUNTS PAYABLE TO THE UNDERSIGNED ON THE REDEMPTION OR PURCHASE OF THE RETRACTED SHARES.

    The undersigned hereby represents and warrants to CallCo, the Corporation and Shire that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by CallCo or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

           (Date)               (Signature of Shareholder)      (Guarantee of Signature)

   / / Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and the attached share certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Corporation or the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date: ____________________________________

Name of Person in Whose Name Securities or Cheque(s)

Are to be Registered, Issued or Delivered (please print): ______________________

Street Address or P.O. Box: ____________________________________________________

Signature of Shareholder: ______________________________________________________

City, Province and Postal Code: ________________________________________________

Signature Guaranteed by: _______________________________________________________

NOTE: If this notice of retraction is for less than all of the shares represented by the attached certificate, a certificate representing the remaining share(s) of the Corporation represented by the attached share certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).